Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended September		Year-to-Date September
	2011	2010	2011	2010
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$862	$756	$1,804	$1,713
Southern Power	56	62	138	109
Total	918	818	1,942	1,822
Parent Company and Other	(2)	(1)	0	0
Net Income–As Reported	$916	$817	$1,942	$1,822

Basic Earnings Per Share	$1.07	$0.98	$2.27	$2.20

Average Shares Outstanding (in millions)	860	836	854	829
End of Period Shares Outstanding (in millions)			862	839

Notes
- For the three months and nine months ended September 30, 2011 and 2010, dilution does not change basic earnings per share by more than 1 cent and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.